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                                                EXHIBIT 99.1

                		UNITED STATES OF AMERICA
                 			DEPARTMENT OF ENERGY


__________________________________
                                  )
CONSENT ORDER                     )
                                  )
	WITH                             )
                                  )
OCCIDENTAL PETROLEUM CORPORATION  )
__________________________________)


I.  Introduction
     101. This Consent Order is entered into between Occiden-tal Petroleum Corporation ("Occidental"), including its wholly owned subsidiary OXY USA Inc. ("OXY") (formerly Cities Service Oil and Gas Corporation, successor in interest to Cities Service Company ("Cit-ies Service")), and the United States Department of Energy ("DOE"). Except as otherwise provided herein, this Consent Order settles and finally resolves all civil and administrative claims and disputes, whether or not heretofore asserted, between the DOE, as hereinafter defined, and Occidental, as hereinafter defined, relating to Occidental's compliance with the federal petroleum price and alloca-tion regulations, as hereinafter defined, during the period October 1, 1979, through January 27, 1981 (all the matters settled and re-solved by this Consent Order are referred to hereinafter as "the matters covered by this Consent Order"). This Consent Order does not affect the Consent Order between Cities Service and DOE dated October 31, 1979, which, except as otherwise provided therein, covered the period August 19, 1973, through September 30, 1979.




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II.  Jurisdiction, Regulatory Authority and Definitions
     201. This Consent Order is entered into by the DOE pursu-ant to the authority conferred upon it by Sections 301 and 503 of the Department of Energy Organization Act ("DOE Act"), 42 U.S.C. 7151 and 7193, Executive Order No. 12009, 42 FR 46267 (1977);
Executive Order No. 12038, 43 FR 4957 (1978); and 10 CFR 205.l99J.
     202.  For purposes of this Consent Order, the phrase
"federal petroleum price and allocation regulations" means all statutory requirements and administrative regulations and orders regarding the pricing and allocation of crude oil, refined petroleum products, natural gas liquids, and natural gas liquid products, including the entitlements and mandatory oil import programs, administered by the DOE. The federal petroleum price and allocation regulations include (without limitation) the pricing, allocation, reporting, certification, and recordkeeping requirements imposed by or under the Economic Stabilization Act of 1970, the Emergency Petroleum Allocation Act of 1973, the Federal Energy Administration Act of 1974, the DOE Act, any and all amendments to said acts, Presidential Proclamation 3279, all applicable DOE regulations codified in 6 CFR parts 130 and 150 and 10 CFR parts 205, 210, 211, 212, and 213, and all rules, rulings, guidelines, interpretations, clarifications, manuals, decisions, orders, notices, forms, and subpoenas relating to the pricing and allocation of petroleum products. The provisions of 10 CFR 205.l99J and the definitions under the federal petroleum price and allocation regulations shall apply to this Consent Order except to the extent inconsistent herewith. Reference herein to "DOE" includes, besides the Depart-

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ment of Energy, the Cost of Living Council, the Federal Energy
Office, the Federal Energy Administration, the Office of Special Counsel, the Economic Regulatory Administration and all agencies succeeding to the DOE's authority to administer or enforce the federal petroleum price and allocation regulations. References in this Consent Order to "Occidental" shall include: (1) Occidental Petroleum Corporation, its subsidiaries and affiliates, and its and their predecessors, including Cities Service Company and Cities Service Oil and Gas Corporation, and their subsidiaries and affili-ates, (2) all of Occidental's petroleum-related activities, whether as a refiner, producer, operator, working interest or royalty interest owner, reseller, retailer, natural gas processor, or otherwise, and (3) Occidental's present and former directors, officers and employees.
III.  Facts
     The stipulated facts upon which this Consent Order is based are as follows:
     301. During the period covered by this Consent Order, Occidental was a "refiner", "producer" and "reseller" as those terms are defined in the federal petroleum price and allocation regula-tions and was subject to the jurisdiction of the DOE.
     302. On October 31, 1979, Cities Service and the DOE entered into a Consent Order which settled all claims and disputes against Cities Service by the DOE, except as otherwise provided therein, for the period August 19, 1973, through September 30, 1979, with respect to the statutory and regulatory petroleum programs administered and enforced by the DOE and its predecessor agencies.

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     303.  Following the 1979 Consent Order, the DOE audited
Cities Service's compliance with the federal petroleum price and allocation regulations for the period after September 30, 1979. As a result, the DOE raised certain issues with respect to certain related purchases and sales of crude oil in which Cities Service sold price-controlled crude oil to resellers and purchased exempt-certified crude oil from those resellers. The DOE initiated formal enforcement action alleging that these transactions violated certain provisions of the federal petroleum price and allocation regula-tions. Occidental maintains, however, that Cities Service's conduct with respect to these transactions was in all respects lawful and in accordance with the federal petroleum price and allocation regula-tions. The DOE and Occidental have each asserted its belief that its respective legal and factual positions regarding such transac-tions are meritorious. These positions were emphasized in the intensive review and exchange of information conducted during the audit, during litigation of those issues, and during the settlement negotiation process. Neither DOE nor Occidental disavows any posi-tion taken with respect to such matters. However, in order to avoid the expense of further protracted and complex litigation and the disruption of its orderly business functions, Occidental has agreed to enter into this Consent Order, which, among other things, re-solves both the principal and interest component of the claims that the DOE has asserted against Cities Service and/or Occidental in connection with the above-described transactions. The DOE believes this Consent Order constitutes a satisfactory resolution of the matters covered herein and is in the public interest.

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IV.  Remedial Provisions
     401. In full and final settlement of all matters covered by this Consent Order and in lieu of all other remedies which have been or might be sought by the DOE against Occidental for such matters under 10 CFR 205.1991 or otherwise, Occidental and OXY shall be jointly and severally liable to pay to the DOE two hundred seven-ty-five million dollars ($275,000,000.00), plus interest, in the manner specified in paragraphs 402, 403, 404, and 405.
     402. On or before the thirtieth (30th) day following the Effective Date of this Consent Order, either Occidental or OXY shall make an initial payment to the DOE of one hundred million dollars ($100,000,000.00). The date of such payment is designated, for purposes of this Consent Order, as the Initial Payment Date.
     403. On or before each of the first five anniversaries of the Initial Payment Date, either Occidental or OXY shall pay to DOE an amount equal to thirty-five million dollars ($35,000,000.00), plus interest at the rate of seven and six-tenths percent (7.6%), compounded quarterly, accrued on such payment from the Initial
Payment Date to the date of such payment. If any anniversary of the Initial Payment Date is not a business day, the payment shall be due on the first business day following such anniversary.
		404. Payments received after the due date shall include additional interest, calculated at the rate of 7.6 percent per annum for the first fifteen (15) days after the due date and 15.2 percent per annum thereafter.

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     405.  The payments pursuant to paragraphs 402 through 404
shall be made by wire transfer in accordance with instructions furnished to Occidental and OXY by the DOE in a timely manner.
     406. Inasmuch as this Consent Order settles both the principal and interest portions of all claims made by the DOE against Occidental, the principal portion of the payments made pursuant to paragraphs 402 through 404 shall be deemed to be a payment of principal and interest in the same ratio that the princi-pal portion of the DOE's claim in the proceeding styled In the Matter of OXY USA Inc., Case No. LRO-0003, currently pending before the Office of Hearings and Appeals ("OHA"), bears to the interest portion of the DOE's claim in that case as of the Effective Date.
     407. Payments made pursuant to this Consent Order shall be distributed by the DOE pursuant to the special refund procedures prescribed by 10 C.F.R. Part 205, Subpart V.
V.   Issues Resolved
     501. All pending and potential civil and administrative claims, whether or not known, demands, liabilities, causes of action or other proceedings by the DOE against Occidental regarding Occidental's compliance with and obligations under the federal petroleum price and allocation regulations during the period covered by this Consent Order, whether or not heretofore raised by an issue letter, Notice of Probable Violation, Notice of Proposed Disallow-ance, Proposed Remedial Order, Remedial Order, actions in court or otherwise, are resolved, extinguished and released as to Occidental by this Consent Order. This Consent Order, however, does not

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resolve, extinguish, release or otherwise affect DOE's claims against any other party.
     502. (a) Except as otherwise provided herein, compliance by Occidental with this Consent Order shall be deemed by the DOE to constitute full compliance for administrative and civil purposes with all federal petroleum price and allocation regulations for matters covered by this Consent Order. In consideration for perfor-mance as required under this Consent Order by Occidental, the DOE hereby releases Occidental completely and for all purposes from all administrative and civil judicial claims, demands, liabilities or causes of action, including, without limitation, claims for civil penalties that the DOE has asserted or might otherwise be able to assert against Occidental before or after the date of this Consent Order for alleged violations of the federal petroleum price and allocation regulations with respect to matters covered by this Consent Order. The DOE will not initiate or prosecute any such administrative or civil judicial matter against Occidental or cause or refer any such matter to be initiated or prosecuted, nor will the DOE or its successors directly or indirectly aid in the initiation of any such administrative or civil judicial matter against Occiden-tal or participate voluntarily in the prosecution of such actions. The DOE will not assert voluntarily in any administrative or civil judicial proceeding that Occidental has violated the federal petro-leum price and allocation regulations with respect to the matters covered by this Consent Order or otherwise take any action with respect to Occidental in derogation of this Consent Order. However,

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nothing contained herein shall preclude the DOE from defending the validity of the federal petroleum price and allocation regulations.
     (b) This Consent Order settles and finally resolves all aspects of Occidental's potential liability to the DOE under the federal petroleum price and allocation regulations, including but not limited to its capacity as an operator or working interest or royalty interest owner of a crude oil producing property. In addition, if Occidental was the operator of a property that produced crude oil for all or part of the period covered by this Consent Order, the DOE shall not initiate or prosecute any enforcement action against any person for noncompliance with the federal petro-leum price and allocation regulations during such period relative to such property. Otherwise, the DOE reserves the right to initiate and prosecute enforcement actions against any person other than Occidental for noncompliance with the federal petroleum price and allocation regulations, including suits against operators for overcharges for crude oil when Occidental is a working interest or royalty interest owner in such crude oil production. In that connection, Occidental and the DOE agree that the amount paid to the DOE pursuant to this Consent Order is not attributable to Occidental's activities as a working interest or royalty interest owner on properties on which it is not the operator. Furthermore, Occidental and the DOE agree that the Consent Order and the payments hereunder do not resolve, reduce or release the liability of any other person for violations on properties of which (but only for the times during which) Occidental is or was a working interest or royalty interest owner (and not the operator) or affect any rights

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or obligations between Occidental and the operator or any other working interest or royalty interest owner.
     (c) The DOE will not seek or recommend any criminal fines or penalties based on information or evidence presently in its possession for the matters covered by this Consent Order, provided, however, that nothing in this Consent Order precludes the DOE from
(l) seeking or recommending such criminal fines or penalties if information subsequently coming to its attention indicates, either by itself or in combination with information or evidence presently known to DOE, that a criminal violation may have occurred, or (2) otherwise complying with its obligations under law with regard to forwarding information of possible criminal violations of law to appropriate authorities. Nothing contained herein may be construed as a bar, estoppel or defense against any criminal or civil action brought by an agency of the United States other than the DOE under
(i) Section 210 of the Economic Stabilization Act of 1970 or (ii) any statute or regulation other than the federal petroleum price and allocation regulations. Finally, this Consent Order does not prejudice the rights of any third party or Occidental in any private action, including an action for contribution by or against Occiden-tal.
     (d) Occidental releases the DOE completely and for all purposes from all administrative and civil judicial claims, liabili-ties or causes of action that Occidental has asserted or may other-wise be able to assert against the DOE relating to the DOE's admin-istration of the federal petroleum price and allocation regulations, except that nothing herein is intended to affect in any way any

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rights Occidental may have to receive a portion of the funds at issue in (1) the proceeding originally styled The 341 Tract Unit of the Citronelle Field/OXY USA Inc., OHA Case No. RF345-00021, and now under review in Amoco Oil Co., et al. v. DOE, Civil Action No. H-94-2423 (S.D. Tex., filed July 15, 1994), and R.H. Stechmann, et al. v. DOE, Civil Action No. 94-0887-A-M (S.D. Ala., filed Nov. 17, 1994), and (2) the proceeding pending before OHA styled Enron Corp./OXY USA Inc., OHA Case No. RF340-00112. However, neither this release nor any other provision of this Consent Order precludes Occidental from asserting any factual or legal position or argument as a defense to any action, claim, or proceeding brought by the DOE, the United
States, or any agency of the United States. Nor does it preclude Occidental from asserting a defense, counterclaim or offset to any action, claim or proceeding brought by any other person.
     (e) Nothing in this Consent Order shall affect any rights Occidental may have to challenge the DOE's failure or refusal to produce documents in response to requests therefor that have been or may in the future be made by Occidental or its attorneys pursuant to the Freedom of Information Act, 5 U.S.C. Section 502, et seq. ("FOIA"), except that Occidental hereby withdraws and waives its rights to have documents produced in response to the following requests: (1) the June 20, 1988 request submitted by Phillips, Nizer, Benjamin,
Krim & Ballon (Request No. 8872206R); (2) paragraph 2 of the March
22, 1993 request submitted by Skadden, Arps, Slate, Meagher & Flom ("Skadden") (Request No. 93032402R); (3) paragraphs 1, 3-8, 13-15 and 17-18 of the June 3, 1993 request submitted by Skadden (Request
No. 93060803RG); (4) the October 29, 1993 request submitted by

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Skadden (Request No. 93110217R); (5) the January 21, 1994 request submitted by Skadden (Request No. 94012510X); and (6) the two Sep-tember 19, 1994 requests submitted by Skadden (both designated Request No. 94092001GC).
     503. (a) Within five (5) days after the execution of the Consent Order by both parties, the DOE and Occidental shall jointly file written notification of the fact of such execution to the OHA. In addition, if, by September 8, 1995, this Consent Order has neither become effective nor has been withdrawn pursuant to Article IX of this Consent Order, DOE and Occidental shall jointly file with the OHA a request that OHA stay or otherwise defer consideration of all further action in the proceeding styled In the Matter of OXY USA Inc., Case No. LRO-0003, until such time as the Consent Order has become effective or been withdrawn pursuant to Article IX. In addi-tion, in the event that the plaintiffs in the actions in the United States District Court for the District of the District of Columbia styled State of Alabama, et al. v. Federal Energy Regulatory Commis-sion, et al., Civil Action No. 94-0347-HHG, and Consolidated Edison Co. of New York, Inc., et al. v. Hazel R. O'Leary, et al., Civil Action No. 94-0352-HHG, take an appeal prior to the Effective Date of this Consent Order from the decision filed by that court on June 8, 1995 dismissing their complaints, the DOE and Occidental shall, within fifteen (15) days after the filing of such appeal or by July 7, 1995, whichever is later, jointly file with the appellate court or courts written notification that this Consent Order has been executed, which notice shall request that further proceedings on the appeal be suspended until such time as this Consent Order has become

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effective or has been withdrawn pursuant to Article IX of this
Consent Order.
     (b) Within fifteen (15) days after the Effective Date of this Consent Order, Occidental and the DOE shall file or cause to be filed appropriate pleadings and will take all other steps necessary to withdraw all claims and dismiss with prejudice all proceedings covered by this Consent Order then pending before OHA or any other administrative tribunal, and to dismiss with prejudice any court proceeding then pending involving an appeal from or seeking review of a decision by the OHA, the Federal Energy Regulatory Commission ("FERC"), a federal district court or a federal court of appeals in any such proceedings. With respect to the court cases referred to in subparagraph (a) above, the requests to dismiss shall, in addi-tion to other grounds for dismissal that might be applicable, recite that the underlying claim that was the subject of the FERC orders under review in those cases has been fully compromised and released by this Consent Order.
     504. Execution of this Consent Order constitutes neither an admission by Occidental nor a finding by the DOE of any violation by Occidental of any statute or regulation. The DOE has determined that it is not appropriate to seek to impose civil penalties for the matters covered by this Consent Order, and the DOE will not seek any such civil penalties. None of the payments or expenditures made by Occidental or OXY pursuant to this Consent Order are to be consid-ered for any purpose as penalties, fines, or forfeitures or as settlement of any potential liability for penalties, fines or forfeitures.

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     505.  Notwithstanding any other provision herein, with
respect to the matters covered by this Consent Order, the DOE reserves the right to initiate an enforcement proceeding or to seek appropriate penalties for any newly discovered regulatory violations committed by Occidental, but only if Occidental has knowingly con-cealed material facts relating to such violations. The DOE also reserves the right to seek appropriate judicial remedies, other than full rescission of this Consent Order, for any knowing misrepresen-tation of fact material to this Consent Order made by Occidental during the course of the audit or the negotiations that preceded this Consent Order.
VI.  Recordkeeping, Reporting and Confidentiality
     601. Occidental shall maintain such records as are neces-sary to demonstrate compliance with the terms of this Consent Order. Except for such records, Occidental is relieved of its obligation to comply with the recordkeeping requirements of the federal petroleum price and allocation regulations relating to the matters settled by this Consent Order.
     602. Occidental will not be subject to any audit re-quests, report orders, subpoenas, or other administrative discovery by DOE relating to Occidental's activities subject to such regula-tions relating to the matters settled by this Consent Order.
     603. The DOE shall treat all information provided to it by Occidental pursuant to negotiations which were conducted with respect to this Consent Order as confidential. Nothing herein shall alter or modify in any way the parties' obligations regarding confidentiality set forth in that Mediation Agreement between the

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DOE, Occidental and other parties entered into by the DOE and
Occidental on or about January 13, 1995. Nor shall anything herein be deemed to waive or prejudice any right Occidental may have independent of this Consent Order or such Mediation Agreement regarding the disclosure of confidential information.
VII. Contractual Undertaking
     701. It is the understanding and express intention of Occidental and the DOE that this Consent Order constitutes a legally enforceable contractual undertaking that is binding on the parties and their successors and assigns. Notwithstanding any other provi-sion herein, Occidental (and its successors and assigns) and the DOE agree that the sole and exclusive remedy for a breach of this Consent Order shall be the filing of a civil action in an appropri-ate United States district court, and the DOE also reserves the right to seek appropriate penalties and interest for any failure to comply with the terms of this Consent Order. The DOE will undertake the defense of the Consent Order, as made effective, in response to any litigation challenging the Consent Order's validity in which the DOE, the FERC or any of their officials or employees is named as a party. Occidental agrees to cooperate with the DOE in the defense of any such challenge. Nothing in this Consent Order shall be con-strued as preventing Occidental from also participating as a party in such defense.
VIII. Final Order
      801. Upon becoming effective, this Consent Order shall be a final order of the DOE having the same force and effect as a remedial order issued pursuant to Section 503 of the DOE Act, 42

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U.S.C. 7193, and 10 CFR 2O5.l99B.  Occidental hereby waives its right to administrative or judicial review of this Order, but Occidental reserves the right to participate in any such review initiated by a third party.
IX.  Effective Date
     901. This Consent Order shall become effective as a final order of the DOE on the date that notice to that effect is published in the Federal Register (the "Effective Date"). Prior to that date, the DOE will publish notice in the Federal Register that it proposes to make this Consent Order final and, in that notice, will provide not less than thirty (30) days for members of the public to submit written comments. The DOE will consider all written comments in deciding whether to adopt the Consent Order as a final order, to withdraw agreement to the Consent Order, or to attempt to renegotiate the terms of the Consent Order.
     902. Until the Effective Date, the DOE reserves the right to withdraw consent to this Consent Order by written notice to Occidental, in which event this Consent Order shall be null and void. If this Consent Order is not made effective on or before the one hundred twentieth (120th) day following execution by Occidental, Occidental may, at any time thereafter until the Effective Date,

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withdraw its agreement to this Consent Order by written notice to the DOE, in which event this Consent Order shall be null and void.


I, the undersigned, a duly            I, the undersigned, a duly autho-
authorized representative of          rized representative of the Unit-
Occidental Petroleum Corpora-         ed States Department of Energy,
tion and OXY USA Inc., hereby         hereby agree to and accept on
agree to and accept on behalf         behalf of the Department of Ener-
of Occidental Petroleum Cor-          gy the foregoing Consent Order.
poration and OXY USA Inc. the
foregoing Consent Order.


Donald P. de Brier                    Eric J. Fygi
- ------------------                    -------------------
Donald P. de Brier                    Eric J. Fygi
Executive Vice President              Deputy General Counsel
  and General Counsel                 U.S. Department of Energy
Occidental Petroleum
  Corporation


Dated:  June 27, 1995                 Dated:  June 27, 1995



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